EXHIBIT (23) CONSENT OF EXPERTS





(Letterhead)




CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors
Mines Management, Inc.
Spokane, Washington

We consent to the use of our audit report dated March 5, 1999 on the consolidated financial statements of Mines Management, Inc. as of December 31, 1998 for the filing with and attachment to the Form 10-KSB report for the year ended December 31, 1998.



/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington
March 30, 1999